Exhibit 1.1

Execution Version

Cactus, Inc.

2,803,739 Shares

Class A Common Stock
($0.01 par value)

Underwriting Agreement

New York, New York
January 10, 2023

J.P. Morgan Securities LLC
As Representative of the several Underwriters

listed in Schedule I hereto

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

Cactus, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, the number of shares of Class A common stock, $0.01 par value (“Class A Common Stock”), of the Company set forth in Schedule I hereto (said shares to be sold by the Company collectively being hereinafter called the “Underwritten Securities”), and at the option of the Underwriters, up to an additional 420,561 shares of Class A Common Stock of the Company (the “Option Securities”); the Option Securities, together with the Underwritten Securities collectively being hereinafter called the “Securities”). The use of the neuter in this underwriting agreement (this “Agreement”) shall include the feminine and masculine wherever appropriate.

The Company intends to use the net proceeds of the offering to acquire newly issued membership interests (the “CW Units”) in Cactus Wellhead, LLC (“Cactus LLC”) at a purchase price per CW Unit equal to the offering price of the Underwritten Securities net of underwriting discounts and commissions. In connection with the closing of the Acquisition (defined below), the Company intends to cause Cactus LLC to transfer to us the net proceeds from this offering, to fund a portion of the cash consideration in respect of the acquisition (the “Acquisition”) of High Ridge Resources, Inc. (the “Target”), which indirectly owns all of the issued and outstanding equity interests in FlexSteel Pipeline Technologies, Inc. and its affiliates (together with FlexSteel Pipeline Technologies, Inc., “FlexSteel”) pursuant to the Agreement and Plan of Merger, dated December 30, 2022, by and among the Company, the Company’s newly formed wholly owned subsidiary Atlas Merger Sub, LLC (“Merger Sub”), the Target and FlexSteel LTIP LP, as seller's representative (the “Merger Agreement”). References to the “Target Parties” refer collectively to the Target, FlexSteel and their respective subsidiaries.

As used in this Agreement, the “Registration Statement” means the Company’s automatic shelf registration statement, as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), on Form S-3 (file number 333-263106), including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act and deemed part of such registration statement pursuant to Rule 430A, 430B or 430C under the Securities Act, as amended on each Effective Date, and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective; the “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Securities; the “Preliminary Prospectus” means any preliminary prospectus relating to the Securities, including the Base Prospectus and any preliminary prospectus supplement thereto (including any documents incorporated or deemed to be incorporated by reference therein) relating to the Securities included in such registration statement or filed with the SEC pursuant to Rule 424(b) under the Securities Act; and the “Prospectus” means the final prospectus relating to the Securities, including the Base Prospectus and the prospectus supplement thereto (including any documents incorporated or deemed to be incorporated by reference therein) relating to the Securities that is first filed with the SEC pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Execution Time.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the information included in Schedule II hereto, (iii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in Schedule III hereto, and (iv) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

Cactus Wellhead Australia Pty, Ltd and Cactus Wellhead (Suzhou) Pressure Control Co., Ltd. (“Cactus Suzhou”) are collectively referred to herein as the “Operating Subsidiaries.” The Company and Cactus LLC are collectively referred to herein as the “Cactus Parties.” The Company, Cactus LLC and the Operating Subsidiaries are collectively referred to herein as the “Cactus Entities.”

1.            Representations and Warranties of the Cactus Parties. The Cactus Parties represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a)          The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the SEC the Registration Statement, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), became effective upon filing. The Company may have filed with the SEC, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the SEC a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, such final prospectus supplement shall contain all information required by the Securities Act, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. No order suspending the effectiveness of the Registration Statement shall be in effect and the Company has not received from the SEC any notice pursuant to Rule 401(g)(2) of the Securities Act or pursuant to Section 8A under the Securities Act objecting to the use of the automatic shelf registration statement form and the Issuer has not otherwise ceased to be eligible to use the automatic shelf registration form.

(b)          (i)  On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and each Delivery Date (as defined in Section 3 hereof), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act; on each Effective Date, at the Execution Time and on the Closing Date and each Delivery Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and each Delivery Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Cactus Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through any Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof (“Underwriter Information”).

(ii)          The documents incorporated by reference in each of the Registration Statement and the Disclosure Package, when they were filed with the SEC, complied in all material respects with the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Disclosure Package, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          (i) the Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with Underwriter Information.

(d)          (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption in Rule 163 under the Securities Act, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company agrees to pay the fees required by the SEC relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(e)          (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act (“Rule 405”)), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)           No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with Underwriter Information.

(g)          Each of the Cactus Entities (i) has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company, proprietary limited company or limited company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, (ii) has all necessary corporate or limited liability company, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Disclosure Package and the Prospectus, and (iii) is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification, except, in the case of (iii), to the extent that the failure to be so registered or qualified or be in good standing (A) would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (B) would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Cactus Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(h)          Immediately prior to the Closing on the Closing Date, the Company will be the sole managing member of Cactus LLC and will own 60,902,589 CW Units; such managing member interest and CW Units will be duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Operating Agreement of Cactus LLC, dated and effective as of December 29, 2022 (the “Cactus LLC Agreement”), and will be fully paid (to the extent required under the Cactus LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act); and such CW Units will be owned by the Company free and clear of liens, encumbrances, security interests, charges or claims (“Liens”), except (i) Liens arising under the Credit Agreement, dated August 21, 2018, among Cactus LLC, JPMorgan Chase Bank, N.A., as administrative agent, issuing bank, swingline lender, sole bookrunner and sole lead arranger and the lenders named therein as parties thereto (as amended, the “Credit Facility”) and (B) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(i)           Cactus LLC owns directly 100% of the outstanding shares of capital stock and membership interests of each of the Operating Subsidiaries; such shares of capital stock or membership interests have been duly authorized and validly issued, fully paid (to the extent required under their applicable organizational documents) and nonassessable; and such shares of capital stock or membership interests are owned by Cactus LLC, free and clear of all Liens, except (A) Liens arising under the Credit Facility and (B) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(j)           The statements included or incorporated by reference in the Disclosure Package and the Prospectus under the headings “Transactions with Related Persons-Cactus Wellhead LLC Agreement,” “-Tax Receivable Agreement,” “-Registration Rights Agreement,” “-Amended and Restated Stockholders’ Agreement,” “Description of Capital Stock,” “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders” and “Underwriting” insofar as such statements purport to constitute summaries of the terms of statutes, rules or regulation, legal or governmental proceedings or contracts and other documents or descriptions of the Class A Common Stock, the Class B common stock of the Company, par value $0.01 per share (“Class B Common Stock”), and the CW Units, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings, contracts and other documents in all material respects.

(k)          This Agreement has been duly authorized, executed and delivered by each of the Cactus Parties.

(l)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(m)          No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over any of the Cactus Entities is required in connection with (i) the offering, issuance and sale by the Company of the Securities, (ii) the execution, delivery and performance of this Agreement by the Cactus Parties, and (iii) the consummation by the applicable Cactus Parties of the transactions contemplated by this Agreement, except for (A) such as may be required under the Securities Act, the Exchange Act, state securities or “Blue Sky” laws and applicable rules and regulations under such laws, or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Securities in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus, (B) such that have been, or on or prior to the Closing Date will be, obtained or made, and (C) such that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)          None of the issuance and sale of the Securities, the execution, delivery and performance of this Agreement, or the consummation of any other of the transactions herein contemplated will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Cactus Entities pursuant to, (i) the charter, certificate or articles of incorporation or formation, as applicable, or by-laws or limited liability company agreement or other operating agreement, as applicable, of the Cactus Entities, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Cactus Entities is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Cactus Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Cactus Entities or any of its or their properties except, with respect to clauses (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

(o)          The Merger Agreement has been duly authorized, executed and delivered by Cactus, Inc. and, to the knowledge of the Cactus Parties, by the Target, and the Merger Agreement is a valid and binding obligation of Cactus, Inc. enforceable against Cactus, Inc. and, to the knowledge of the Cactus Parties, of the Target enforceable against the Target, in each case in accordance with its terms, except that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law). To the knowledge of the Cactus Parties, the representations and warranties of FlexSteel contained in the Merger Agreement (as qualified therein and in the disclosure schedules thereto) were, as of the date of the Merger Agreement, and are, as of the date hereof, true and accurate in all material respects (or, if any such representations or warranties are qualified by materiality, material adverse effect or similar language, true and correct in all respects). To the knowledge of the Cactus Parties, FlexSteel was not, as of the date of the Merger Agreement, and is not, as of the date hereof, in default or breach, and no event has occurred that, with notice or lapse of time or both, would constitute such default or breach, of the due performance or observance of any term, agreement, covenant or condition contained in the Merger Agreement (as qualified therein and in the disclosure schedules thereto).

(p)          Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement. The holders of outstanding shares of capital stock of the Company are not entitled to statutory preemptive or other similar contractual rights to subscribe for the Securities.

(q)          At the Closing Date, the Securities will have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Class A Common Stock contained in the Disclosure Package and the Prospectus.

(r)           (i) The financial statements (including the related notes and any supporting schedules) and other financial information of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); (ii) the financial statements (including the related notes and any supporting schedules) and other financial information of the Target included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and (iii) the pro forma financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirement of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. Any statistical and market-related data included in the Registration Statement, Disclosure Package and the Prospectus are based on or derived from sources that the Cactus Parties believe to be reliable and accurate in all material respects.

(s)          (i) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Cactus Entities or their property is pending or, to the knowledge of the Cactus Parties, threatened that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(ii) To the knowledge of the Cactus Parties, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Target Parties or their property is pending or, to the knowledge of the Cactus Parties, threatened that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(t)           Each of the Cactus Entities and, to the knowledge of the Cactus Parties, the Target Parties owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(u)          None of the Cactus Entities and, to the knowledge of the Cactus Parties, none of the Target Parties is in violation or default of (i) any provision of its charter or certificate or articles of incorporation or formation, as applicable, or bylaws, limited liability company agreement or other operating agreement, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Cactus Entities, the Target Parties or any of their respective properties, as applicable, except, with respect to clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.

(v)          (i) PricewaterhouseCoopers LLP, who have certified certain financial statements of (x) the Company and (y) Cactus LLC and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Cactus Parties within the meaning of the Securities Act and the applicable published rules and regulations thereunder; and (ii) Deloitte LLP, who have certified certain financial statements of the Target and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Target within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

(w)         Each of the Company and Cactus LLC and, to the knowledge of the Cactus Parties, the Target Parties has filed all tax returns that are required to be filed, taking into account valid extensions of time to file (except (i) in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect or (ii) as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid thereon, except (i) for any such taxes that are currently being contested in good faith (with proper reserves established in accordance with GAAP) or as would not reasonably be expected to have a Material Adverse Effect, or (ii) as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(x)          [Reserved.]

(y)          No labor problem or dispute with the employees of the Cactus Entities or, to the knowledge of the Cactus Parties, the Target Entities exists or, to the Company’s knowledge, is threatened or imminent, and none of the Cactus Parties is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ or any of the Target Entities or their subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment thereto).

(z)          Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Cactus Entities and, to the knowledge of the Cactus Parties, the Target Parties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance and customs bonds insuring the Cactus Entities or their respective businesses, assets, employees, officers and directors and, to the knowledge of the Cactus Parties, the Target Parties or their respective businesses, assets, employees, officers and directors are in full force and effect; the Cactus Entities and, to the knowledge of the Cactus Parties, the Target Parties are in compliance with the terms of such policies and instruments in all material respects; and there are no claims that individually or in the aggregate are reasonably expected to have a Material Adverse Effect against the Cactus Entities or, to the knowledge of the Cactus Parties, the Target Parties under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Cactus Entities and, to the knowledge of the Cactus Parties, none of the Target Parties has been refused any insurance coverage sought or applied for; and none of the Cactus Entities and, to the knowledge of the Cactus Parties, none of the Target Parties has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa)        Neither Cactus LLC nor any Operating Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Cactus Parties, as applicable, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Cactus Parties, as applicable, any loans or advances to such subsidiary from the Cactus Parties, as applicable, or from transferring any of such subsidiary’s property or assets to the Cactus Parties, as applicable, or any other subsidiary of the Cactus Parties, as applicable, except (i) as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto) and (ii) for those prohibitions arising under the Credit Facility.

(bb)        The Cactus Entities and, to the knowledge of the Cactus Parties, the Target Parties possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except for such failure to possess as would not reasonably be expected to have a Material Adverse Effect, and none of the Cactus Entities and, to the knowledge of the Cactus Parties, none of the Target Parties has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc)        The Cactus Entities, considered together as one entity, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto. The Cactus Entities’ internal controls over financial reporting are effective and the Company is not aware of any material weakness or significant deficiency in their internal controls over financial reporting.

(dd)        To the extent required by Rule 13a-15(f) under the Exchange Act and the rules and regulations promulgated thereunder, the Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e)) that comply with the requirements of the Exchange Act; the Company’s disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports to be filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and includes, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee)        The Company has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ff)          The Cactus Parties and their respective subsidiaries and, to the Cactus Parties’ knowledge, the Target Parties and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local statutes, laws, regulations, ordinances, codes or rules of common law or any judicial or administrative interpretation thereof having the force and effect of law, including any judicial or administrative order, consent decree or judgment, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are not the subject of any pending or threatened administrative, regulatory or judicial actions, suits, demands or, demand letters, claims in writing, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Laws, and (iv) do not have any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, none of the Cactus Entities and, to the knowledge of the Cactus Parties, none of the Target Parties (i) have been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended or (ii) are subject to any pending proceeding pursuant to any Environmental Laws in which any foreign, federal, state or local governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, nor do the Cactus Parties have knowledge that any such proceeding is contemplated.

(gg)        In the ordinary course of its business, the Cactus Entities periodically review the effect of Environmental Laws on their business, operations and properties, as applicable, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and Cactus LLC have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(hh)        Each Plan as to which a member of the Cactus Entities is the plan sponsor is in compliance in all material respects with the applicable provisions of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the United States Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), and each such Plan has been established and administered in all material respects in accordance with its terms. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA, and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization; (ii) a “reportable event” (within the meaning of Section 4043(c) of ERISA) with respect to any Plan for which any of the Cactus Entities is the plan sponsor, except as would not, individually or in the aggregate, result in a Material Adverse Effect; (iii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Cactus Entities that would reasonably be expected to have a Material Adverse Effect; (iv) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Cactus Entities that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Cactus Entities compared to the amount of such contributions made in the most recently completed fiscal year of the Cactus Entities, in each case to the extent applicable; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of FASB ASC 715) of the Cactus Entities compared to the amount of such obligations in the most recently completed fiscal year of the Cactus Entities, in each case to the extent applicable; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Cactus Entities related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a “plan” (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any of the Cactus Entities has or could reasonably be expected to have any liability.

(ii)          There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company.

(jj)          None of the Company or any of the subsidiaries nor, to the knowledge of the Company or Cactus LLC, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the subsidiaries or any of the Target Parties or any director, officer, agent, employee, affiliate or other person acting on behalf of the Target Parties (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken, or will take, any action, directly or indirectly that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, any applicable law or regulation implementing the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions, the Bribery Act 2010 of the United Kingdom or any similar applicable law of any other relevant jurisdiction, each as may be amended, or the rules or regulations thereunder; and the Company and the subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith and with the representations and warranties contained herein. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Cactus LLC or any of their respective subsidiaries with respect to the Foreign Corrupt Practices Act of 1977, any applicable law or regulation implementing the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions, the Bribery Act 2010 of the United Kingdom or any similar applicable law of any other relevant jurisdiction is pending or, to the best knowledge of the Company and Cactus LLC, threatened. No part of the proceeds of the Offering contemplated hereby will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977, , any applicable law or regulation implementing the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions, the Bribery Act 2010 of the United Kingdom or similar applicable law of any other relevant jurisdiction, each as may be amended, or the rules or regulations thereunder.

(kk)        The operations of the Company and the subsidiaries and, to the knowledge of the Cactus Parties, the Target Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the subsidiaries and, to the knowledge of the Cactus Parties, the Target Parties with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and Cactus LLC, threatened.

(ll)          Neither the Company nor any of its subsidiaries nor any director, officer, or, to the knowledge of the Company, agent, employee or affiliate of the Company or any of its subsidiaries or any of the Target Entities or any director, officer, agent, employee or affiliate of the Target Entities (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, any member state of the European Union, HM’s Treasury of the United Kingdom or other relevant sanctions authority in a jurisdiction in which the Company or its subsidiaries operate (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (at the time of this Agreement, the Crimea, so-called Donetsk People’s Republic, Kherson, so-called Luhansk People’s Republic and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria, collectively, “Sanctioned Countries” and each such country, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or would result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(mm)      Neither the Company nor any of its subsidiaries and, to the knowledge of the Cactus Parties, none of the Target Entities nor any of their respective subsidiaries has in the last five years engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with, for the benefit of, or in a Sanctioned Country in violation of Sanctions nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person or with, for the benefit of, or in a Sanctioned Country. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, nor any of its subsidiaries, with respect to Sanctions is pending or, to the best knowledge of the Company, threatened.

(nn)        Except for the Company’s ownership, directly or indirectly, of the limited liability company interests in Cactus LLC and each of the Operating Subsidiaries, the Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the equity or long-term debt securities of corporations, partnerships, limited liability companies, joint ventures, associations or other entities that, in the aggregate, would not constitute a significant subsidiary as such term is defined in Section 1.02(w) of Regulation S-X under the Securities Act.

(oo)        The Cactus Entities own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the business of the Cactus Entities as now conducted or as proposed in the Registration Statement, the Disclosure Package and Prospectus to be conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property that, if determined adversely to the Cactus Entities could reasonably be expected to have a Material Adverse Effect. The Intellectual Property of the Cactus Entities is not being infringed, misappropriated, or otherwise violated by any person except as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp)        The interactive data in the eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(qq)        Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Cactus Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Cactus Entities as currently conducted, and to the knowledge of management of the Cactus Entities, free and clear of all errors, defects, Trojan horses, time bombs, malware and other corruptants, (ii) the Cactus Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their business, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, and (iii) the Cactus Entities are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of any of the Cactus Parties, as applicable, and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Cactus Party, as applicable, as to matters covered thereby, to each Underwriter.

2.            Purchase and Sale.

(a)          Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $51.36 per share, the amount of the Underwritten Securities set forth opposite the name of such Underwriter in Schedule I hereto.

(b)          Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 420,561 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.            Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the first Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on January 13, 2023, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the first Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, at 383 Madison Avenue, New York, New York, on the date specified by the Representative (which shall be within two Business Days after exercise of said option)(each such date, a “Delivery Date”) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.            Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.            Agreements of the Company. The Company agrees with the several Underwriters that:

(a)          Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement, any Rule 462(b) Registration Statement or any supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)          If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)          If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)          As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e)          The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.

(f)           The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)          The Company will not, without the prior written consent of J.P. Morgan Securities LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Class A Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Class A Common Stock; or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of this Agreement, provided, however, that the Company may (i) grant and award or issue and sell Class A Common Stock, restricted stock, restricted stock units and/or other awards contemplated pursuant to any employee stock option plan or other employee compensation or incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (ii) may issue Class A Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (iii) file one or more registration statements on Form S-8, (iv) offer, issue and sell shares of Class A Common Stock or any securities convertible into, or exercisable or exchangeable for, Class A Common Stock, in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) and (v) comply with any requests made in accordance with the provisions of the Cactus LLC Agreement by holders of CW Units (other than the executive officers and directors of the Company) to redeem or purchase CW Units (together with the same number of shares of Class B Common Stock) for an equal number of shares of Class A Common Stock; provided, however, that in the case of this clause (iv), (x) any such offer, issuance or sale shall not exceed 5% of the outstanding shares of Class A Common Stock on an as converted basis and (y) any recipient of such securities shall execute and deliver to the Representative a lock-up letter described in Section 6(j) hereof. Notwithstanding the foregoing, the provisions of this Section 5(g) shall not apply to or prohibit: (A) the sale of shares of Class A Common Stock by the Company to the Underwriters pursuant to this Agreement or (B) distributions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock to stockholders of the Company; provided, however, that in the case of this clause (B) each distributee shall execute and deliver to the Representative a lock-up letter described in Section 6(j) hereof.

(h)          The Company will not take, directly or indirectly, any action designed to or that might constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)           The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on The New York Stock Exchange (the “NYSE”); (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification not to exceed $10,000); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings not to exceed $25,000); (viii) the investor presentations on any “road show” in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and one-half of the cost of any aircraft used in connection with the roadshow; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section 5(i) and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(j)           The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the Securities Act (“Rule 433”); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

6.            Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Cactus Parties contained herein as of the Execution Time and the Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Cactus Parties made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)          The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been instituted or threatened.

(b)          The Company shall have requested and caused Davis Polk & Wardwell LLP., counsel for the Cactus Parties to have furnished to the Representative its opinion, dated the Closing Date and addressed to the Representative, substantially in the form attached as Exhibit B hereto, respectively.

(c)          The Representative shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)          The Company shall have furnished to the Representative a certificate of the Company, signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)           the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)          no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or, to the Company’s knowledge, threatened; and

(iii)         since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e)          (i) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative and covering the financial statements of the Cactus Parties and certain other financial information included in the Preliminary Prospectus and the Prospectus and other customary matters; and

(ii)          The Target shall have requested and caused Deloitte LLP to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative and covering the financial statements of the Target and certain other financial information included in the Preliminary Prospectus and the Prospectus and other customary matters.

(f)           Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Cactus Entities or the Target Entities taken as a whole, in each case, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g)          Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(h)          Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)           The Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representative.

(j)           At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from each person listed in Schedule V addressed to the Representative.

(k)          At the Execution Time and at the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(l)           In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)           A certificate, dated such Date of Delivery, of the Chief Executive Officer and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(d) hereof remains true and correct as of such Date of Delivery.

(ii)          The opinion of Davis Polk & Wardwell LLP dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 6(b)hereof.

(iii)         The opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(iv)         A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representative pursuant to Section 6(e)(i) hereof, except that the “specified date” in the letters furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(v)          A letter from Deloitte LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representative pursuant to Section 6(e)(ii) hereof, except that the “specified date” in the letters furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(vi)         such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date or relevant Delivery Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 600 Travis Street, Suite 5400, Houston, TX 77002.

7.            Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof (other than termination resulting from the occurrence of any of the events set forth in clauses (i)(B), (ii), (iii) or (iv) of Section 10), or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through J.P. Morgan Securities LLC on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.            Indemnification and Contribution.

(a)          The Cactus Parties jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or in any Preliminary Prospectus, or the Prospectus, any Issuer Free Writing Prospectus, any “road show” (as defined in Rule 433(h) under the Securities Act), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Cactus Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with Underwriter Information. This indemnity agreement will be in addition to any liability which the Company or Cactus LLC may otherwise have.

(b)          Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Cactus Parties and each of their respective directors, each of the Company’s officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each of the Cactus Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)          Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (which, if the Cactus Parties is the indemnifying parties, shall be limited to one such separate counsel for any Underwriter with similar claims and similar defenses, together with all persons who control such Underwriters) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Cactus Parties, jointly and severally, and the Underwriters, severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Cactus Parties and by the Underwriters from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Cactus Parties, jointly and severally, and the Underwriters, severally, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Cactus Parties and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Cactus Parties shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or Cactus LLC on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, Cactus LLC and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

9.            Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date or applicable Delivery Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.          Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) (A) trading in the Company’s Class A Common Stock shall have been suspended by the SEC or NYSE or (B) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package or the Prospectus (exclusive of any supplement thereto).

11.          Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Cactus Parties or their respective officers or directors, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or the Cactus Parties or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.          Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, facsimile number: (212) 622-8358; or, if sent to the Company or Cactus LLC, will be mailed, delivered or telefaxed to 920 Memorial City Way, Suite 300, Houston, TX 77024, facsimile number: 888-397-4540, Attention: Scott Bender.

13.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.          No Fiduciary Duty. Each of the Cactus Parties hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Cactus Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or Cactus LLC or any of their respective affiliates (or other equity holders), creditors or employees or any other party, and (c) the engagement of the Underwriters by the Company in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Cactus Parties agrees that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or Cactus LLC on related or other matters). Each of the Cactus Parties agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to them, in connection with such transaction or the process leading thereto.

16.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Cactus Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

17.          Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.          Waiver of Jury Trial. Each of the Cactus Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.          Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

20.          Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Cactus Parties and the several Underwriters.

Very truly yours,

Cactus, Inc.

By:	/s/ Scott Bender
Name:	Scott Bender
Title:	President & CEO

Cactus Wellhead, LLC

By:	/s/ Scott Bender
Name:	Scott Bender
Title:	President & CEO

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

J.P. Morgan Securities LLC

By: J.P. Morgan Securities LLC

By:	/s/ Lucy Brash
Name:	Lucy Brash
Title:	Executive Director

For itself and the other several
Underwriters named in Schedule I to
the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters:	Number of Underwritten Securities to be Purchased
J.P. Morgan Securities LLC	1,121,496
BofA Securities, Inc.	420,561
Piper Sandler & Co.	280,374
Tudor, Pickering, Holt & Co. Securities, LLC	280,374
Barclays Capital Inc.	210,280
Citigroup Global Markets Inc.	210,280
Johnson Rice & Company L.L.C.	93,458
PEP Advisory LLC	93,458
Stifel, Nicolaus & Company, Incorporated	93,458
Total	2,803,739

I-1

SCHEDULE II

Pricing Information

1.            Public offering price per share of Class A Common Stock $53.50

2.            The number of Underwritten Securities purchased by the Underwriters from the Company: 2,803,739

3.            The number of Option Securities to be sold by the Company is up to 420,561

II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

III-1

SCHEDULE IV

Schedule of Written Testing-the-Waters Communications

None.

IV-1

SCHEDULE V

Parties to Lock-Up

Joel Bender

Scott Bender

Steven Bender

Michael McGovern

John (Andy) O’Donnell

Cactus WH Enterprises, LLC

Bruce Rothstein

Alan Semple

Melissa Law

Stephen Tadlock

Gary Rosenthal

Tym Tombar

William Marsh

V-1

EXHIBIT A

Cactus, Inc.

Public Offering of Class A Common Stock

January 10, 2023

J.P. Morgan Securities LLC
As Representative of the several Underwriters,

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

This letter is being delivered to you in connection with the underwriting agreement dated the date hereof (the “Underwriting Agreement”), among Cactus, Inc., a Delaware corporation (the “Company”), Cactus Wellhead, LLC, a Delaware limited liability company, and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of Class A Common Stock, $0.01 par value (the “Class A Common Stock”), of the Company (the “Offering”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of J.P. Morgan Securities LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than a Registration Statement on Form S-8) with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 45 days after the date of the Underwriting Agreement (such 45 day period, the “Lock-Up Period”).

Notwithstanding the foregoing, the provisions of the immediately preceding paragraph shall not apply to or prohibit any of the following: (i) transfers of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock as a bona fide gift or gifts; (ii) transfers or dispositions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock to any trust for the direct dispositions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; provided that any such transfer or disposition pursuant to this clause (ii) shall not involve a disposition for value; (iii) transfers to any corporation, partnership or other business entity with whom the undersigned shares in common an investment manager or advisor which has investment discretionary authority with respect to the undersigned’s and the entity’s investments pursuant to an investment advisory or similar agreement; or (iv) distributions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock to partners, members or stockholders of the undersigned; provided, that in the case of any transfer, disposition or distribution pursuant to each of clauses (i), (ii), (iii) or (iv), each transferee, donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this letter (to the extent such transferee, done or distributee has not already executed and delivered to the Representative such a lock-up letter); provided further, that in the case of any transfer, disposition or distribution pursuant to clause (iii) or (iv), such transfers, distributions or dispositions (x) are not required to be reported in any public report or filing with the SEC and (y) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers, including in each case under Section 16 of the Exchange Act. For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Furthermore, notwithstanding the restrictions imposed by this letter, the undersigned may, without the prior written consent of the Representative, (a) exercise an option to purchase shares of Class A Common Stock, or receive any incentive awards, granted under any stock incentive plan or stock purchase plan of the Company in effect as of the Execution Time or as described in the Disclosure Package or exercise warrants outstanding as of the Execution Time to purchase shares of the Company’s capital stock, provided that the underlying shares issuable upon exercise thereof (or received upon vesting of any such incentive award) shall continue to be subject to the restrictions on transfer set forth in this letter, (b) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock, provided that (x) such plan does not provide for any transfers of Class A Common Stock during the Lock-Up Period and (y) if the establishment or existence of such 10b5-1 Plan requires a filing with the SEC under Section 16 of Exchange Act, such filings shall indicate that no sales will be made pursuant to such 10b5-1 Plan during the Lock-up Period, (c) transfer shares of Class A Common Stock to the Company in connection with the termination of the undersigned’s employment with the Company; provided that no public announcement or public filing with the SEC (including under Section 16 of the Exchange Act) of such transfer shall be required to be made during the Lock-Up Period and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfer and (d) transfer or dispose of shares of Class A Common Stock purchased in the Offering from the Underwriters or on the open market following the Offering; provided that in the case of this clause (d) no public announcement or public filing with the SEC (including under Section 16 of the Exchange Act) of the transfer or disposition of such shares shall be required to be made during the Lock-Up Period and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers or disposition.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

By:
Name:
Title:

EXHIBIT B

Form of Legal Opinion of Davis Polk & Wardwell LLP

B-1